Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-71683 of Bank of Commerce Holdings (formerly Redding Bancorp) on Form S-8 of our report dated March 14, 2008 appearing in this Annual Report on Form 10-K/A of Bank of Commerce Holdings for the year ended December 31, 2007.

Stockton, California
July 30, 2008